As filed with the Securities and Exchange Commission on January 18, 2024

Registration No. 333-[ ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Akanda Corp.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1a, 1b Learoyd Road

New Romney, TN28 8XU

United Kingdom

Tel: (202) 498 7917

(Address and telephone number of registrant’s principal executive offices)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, DC 20005

(Name, address and telephone number of agent for service)

Copies to:

Mark C. Lee Rimon, P.C. 423 Washington Street, Suite 600 San Francisco, California 94111 Tel: +1 (916) 603 3444	Sharagim Habibi Gowling WLG 1600, 421 7th Avenue SW Calgary, Alberta Tel: +1 (403) 775-6629

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We cannot sell these securities until the registration statement that we have filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where their offer or sale is not permitted.

Subject to Completion, dated January 18, 2024

Prospectus

Akanda Corp.

$5,000,000

Common Shares

Warrants

Units

We may from time to time sell our common shares, warrants and units described in this prospectus in one or more offerings. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $5,000,000.

We refer to the common shares, warrants and units collectively as “securities” in this prospectus.

This prospectus provides a general description of these securities, which we may offer and sell in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus. Each time we sell the securities described in this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities. This prospectus may not be used to consummate a sale of our securities unless accompanied by an applicable prospectus supplement.

We may offer the securities from time through public or private transactions, and in the case of our common shares, on or off The Nasdaq Capital Market (“Nasdaq”), at prevailing market prices or at privately negotiated prices. These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities registered hereunder and any applicable fees, commissions or discounts will be described in the applicable prospectus supplement. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Our Common Shares are listed on Nasdaq under the symbol “AKAN.” On January 16, 2024, the last reported sale price of our Common Shares as reported on Nasdaq was $0.4795 per Common Share.

INVESTING IN OUR COMMON SHARES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 7 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR SECURITIES.

Neither the Securities and Exchange Commission nor any U.S. state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 18, 2024

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 ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the “Commission” or the “SEC,” using the “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus will be superseded by the information in the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and any related issuer free writing prospectus, as well as the additional information incorporated by reference in this prospectus described below under “Where You Can Find More Information” and “Information Incorporated by Reference” or in any applicable prospectus supplement and any related issuer free writing prospectus, before making an investment in our securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Neither the delivery of this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us, nor any sale made under this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us, implies that there has been no change in our affairs or that the information therein is correct as of any date after the date of this prospectus or of such prospectus supplement or free writing prospectus, as applicable. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You may rely only on the information contained or incorporated by reference in this prospectus. Neither we nor any other person has authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither this prospectus nor any accompanying prospectus supplement nor any free writing prospectus prepared by or on behalf of us or to which we have referred you constitutes an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, or an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

Unless otherwise indicated or the context implies otherwise:

•	“Akanda,” “we,” “us” or “our” refer to Akanda Corp., and its subsidiaries;

•	“Common Shares” refers to our common shares, of no par value;

•	“IFRS” refers to the International Financial Reporting Standards as issued by the International Accounting Standards Board, or IASB;

•	“Nasdaq” refers to The Nasdaq Capital Market, where our Common Shares are listed under the symbol “AKAN”; and

•	“US$” or “U.S. dollars” refers to the legal currency of the United States.

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Except as otherwise stated, all monetary amounts in this prospectus are presented in U.S. dollars. Unless otherwise indicated, the financial statements and related notes included, or incorporated by reference, in this prospectus have been prepared in accordance with IFRS as issued by the International Accounting Standards Board, which differs in certain significant respects from Generally Accepted Accounting Principles in the United States. Our fiscal year ends on December 31 of each year. References to “fiscal 2022” means the 12-month period ended December 31, 2022, and other fiscal years are referred to in a corresponding manner.

We own or have rights to trademarks and trade names that we use in connection with the operation of our business, including our corporate name, logos, product names and website names. Other trademarks and trade names appearing in this prospectus and the documents incorporated by reference are the property of their respective owners. Solely for your convenience, some of the trademarks and trade names referred to in this prospectus and the documents incorporated by reference are listed without the ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks and trade names.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement and in the documents incorporated by reference may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Forward-looking statements include, but are not limited to, statements about:

•	our limited operating history;

•	unpredictable events, such as the COVID-19 outbreak, and associated business disruptions;

•	changes in cannabis laws, regulations and guidelines;

•	decrease in demand for cannabis and cannabis-derived products;

•	exposure to product liability claims and actions;

•	damage to our reputation due to negative publicity;

•	risks associated with product recalls;

•	the viability of our product offerings;

•	our ability to attract and retain skilled personnel;

•	maintenance of effective quality control systems;

•	regulatory compliance risks;

•	risks inherent in an agricultural business;

•	increased competition in the markets in which we operate and intend to operate;

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•	the success of our continuing research and development efforts;

•	risks associated with expansion into new jurisdictions;

•	risks related to our international operations in Europe;

•	our ability to obtain and maintain adequate insurance coverage;

•	our ability to identify and integrate strategic acquisitions, investments and partnerships and to manage our growth;

•	our ability to raise capital and the availability of future financing;

•	global economy risks;

•	our ability to maintain the listing of our securities on Nasdaq; and

•	other risks and uncertainties, including those listed under the caption “Risk Factors” in our reports and filings we make with the SEC from time to time.

You should read thoroughly this prospectus, any prospectus supplement and the documents incorporated by reference with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Other sections of this prospectus and in the documents incorporated by reference include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

This prospectus and documents incorporated by reference may contain third-party data relating to the cannabis market that include projections based on a number of assumptions. The cannabis market may not grow at the rates projected by market data, or at all. The failure of this market to grow at the projected rates may have a material adverse effect on our business and the market price of our Common Shares. Furthermore, if any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus (or, in the case of a document incorporated by reference, the date on which the statements are made in such document). We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus or incorporated by reference in this prospectus and does not contain all information that you should consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our Common Shares discussed under the heading “Risk Factors” and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a cannabis cultivation, manufacturing and distribution company whose mission is to provide premium quality medical cannabis products to patients worldwide. We are an early stage, emerging growth company headquartered in London, United Kingdom. We have a limited operating history and minimal revenues to date. Canmart Ltd. (“Canmart”) and RPK Biopharma Unipessoal, LDA (“RPK”) are our operating and wholly-owned subsidiaries. We expect to expand their local operations and develop sales channels of our medicinal-grade cannabis products and cannabis based medical and wellness products in international markets and in particular, in Europe.

Canmart Ltd

Our indirect wholly-owned subsidiary Canmart, a company incorporated under the laws of England and Wales, is a licensed importer and distributor of CBPMs in the United Kingdom (UK). Canmart holds a Controlled Drug License issued by the Home Office to possess and supply CBPMs in the UK. This license expired on February 3, 2022 and needs to be renewed annually. We applied for the license renewal in January 2022, coinciding with an application to increase import capabilities to Schedule 1 (bulk product) and we are currently awaiting a response from the UK Home Office. Until such time that the renewal application is approved by the UK Home Office, Canmart can continue with its day to day business under the conditions of its existing license. Canmart is required to apply for an import license issued by the UK Home Office for every specific shipment of CBPMs and Canmart has thus far successfully been granted such import licenses. Canmart holds both a Manufacturer’s Specials License for importation of CBPMs and a Wholesale Distribution Authorization from the Medicines and Healthcare Products Regulatory Agency.

Canmart commenced importing and distributing CBPMs in 2020. Under the current controlled drugs regulatory regime, Canmart is only able to supply to dispensing pharmacists and other wholesale distributors, tied in with prescribing and clinic partners. However, Canmart’s intention is to establish direct sales channels to patients through Canmart-owned and operated clinics and pharmacies. Canmart’s strategy is two-fold: (1) work further with our premium product suppliers on a partnership model to bring innovative  products to market that consumers demand, and (2) to grow the medical cannabis market by identifying patients with specific conditions and needs and providing easy to access education and consultations to patients about medical benefits of CBPMs based on observational clinical studies from international studies. We believe this direct sales model can enable Canmart to expand its market share effectively and efficiently.

Cannahealth Limited

Our direct wholly-owned subsidiary Cannahealth Limited (“Cannahealth”), a Republic of Malta company, is a holding company of all the ownership interests in Canmart and Holigen Holdings Limited (“Holigen”). Cannahealth does not engage in any operations.

Holigen Holdings Limited

In May 2022, our wholly owned subsidiary, Cannahealth, acquired 100% of the ordinary shares of Holigen and its wholly-owned operating subsidiary, RPK, from the Flowr Corporation. Through its operations in RPK, Holigen is a producer of premium EU GMP grade indoor grown cannabis flower. The acquisition of Holigen enabled us to produce EU GMP grade cannabis flower for the European market, in particular Germany and the UK.

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RPK Biopharma Unipessoal, LDA

RPK’s operations consist of a 20,000 square foot indoor EU GMP certified grow facility located near Sintra, Lisbon, Portugal, dedicated to the cultivation of high-tetrahydrocannabinol (THC) premium cannabis and yielding over 2,000 kg of flower per year. This outdoor and greenhouse expansion site in Portugal affords scalable cultivation as well as a large seven million square foot outdoor facility located in Aljustrel, Portugal. RPK currently sells over 25 percent high THC flower into Germany, the largest medical cannabis market in Europe as well as selling into the United Kingdom generating revenues and ready to scale. RPK also features a genetics and retail partnership with Cookies, one of the world’s top cannabis brands and genetics have already been received at our Portuguese facility and ready to cultivate. In addition, we believe the Sintra facility is the only commercial scale premium indoor EU GMP certified and licensed grow in Portugal. RPK generates revenue through a German company’s offtake agreement of its clean testing non-irradiated quality flower. The facility has a purpose-built design, with all unnecessary equipment residing outside of the rooms to reduce contamination risk and self-contained modular grow rooms result in better environmental control. There is no irradiation required and we believe less than 10% of licensed producer’s have this ability. RPK’s other business lines include contract manufacturing services and distribution services. RPK has a senior bank lender with a mortgage secured by the facility and an equipment leasing agreement. The Company is currently in discussions with the bank to obtain more time to restructure and bring current these agreements.

Bophelo Bio Science and Wellness (Pty) Ltd

Our indirect wholly-owned subsidiary Bophelo Bio Science and Wellness (Pty) Ltd (“Bophelo”), a Lesotho company, is focused on the cultivation of cannabis, the production of medical cannabis products including dried flower, oils, and other concentrates and the supply of such medical cannabis products to wholesalers in international markets. As a result of Bophelo’s liquidation, during the year ended December 31, 2022, we determined that we no longer controlled Bophelo. As a result of the loss of control, we derecognized the net assets of Bophelo and accounted for the operating results as discontinued operation.

1900 Ferne Road, Gabriola Island, British Columbia

In September 2023, Akanda acquired the right to develop a Canadian farming property in British Columbia, including farming land and related operations and licenses. We plan to develop THC and cannabinoid (CBD) facilities at this site. Additional payments to the seller will be made based upon milestones achieved from the development, including THC cultivation, sales of product, CBD cultivation, and hemp cultivation.

Corporate Information

Akanda was incorporated in the Province of Ontario, Canada on July 16, 2021 under the Business Corporations Act (Ontario).

Our principal executive offices and mailing address are located at 1a, 1b Learoyd Road, New Romney, TN28 8XU, United Kingdom, and our telephone number is (202) 498-7917. Our website is www.akandacorp.com. Information contained on our website is not part of this prospectus. Our agent for service of process in the United States is CT Corporation System.

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 RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed reports on Form 6-K and annual reports on Form 20-F, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our business, prospects, financial condition and results of operation. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, prospects, financial condition and results of operations.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities offered hereby for capital expenditures, operating capacity, working capital, general corporate purposes and the refinancing or repayment of existing indebtedness and acquisitions of complementary products, technologies or businesses. However, we currently have no present agreements or commitments for any such acquisitions. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings.

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DESCRIPTION OF SHARE CAPITAL

General

Our Articles of Incorporation, as amended by our Articles of Amendment (the “Articles”), provide that our authorized capital consists of an unlimited number of Common Shares, which do not have any special rights or restrictions, and an unlimited number of preferred shares (“Preferred Shares”), issuable in series, as a class.

As of the date of this prospectus, we have 5,628,295 Common Shares issued and outstanding and no Preferred Shares outstanding.

Changes to Our Share Capital

Since our incorporation, we have issued and sold the securities described below (on a post-reverse split basis) through transactions exempt from registration under the Securities Act.

•	On July 16, 2021, we sold an aggregate of 562,680 Common Shares at a purchase price of $0.000001 per share to certain founding shareholders including (i) 187,560 shares to Tejinder Virk, our former Chief Executive Officer, (ii) 187,560 Common shares to Louisa Mojela, our former Executive Chairman, (iii) 93,780 shares to ERB Investment Holdings, LLC, and (iv) 93,780 Common shares to S&G Holdings, Ltd. Both ERB Investment Holdings, LLC and S&G Holdings, Ltd. are owned and controlled by Raj Beri.

•	On August 26, 2021, we sold 46,890 Common Shares to an accredited investor pursuant to a subscription agreement for Common Shares, at a subscription price of $5.30 and received $250,000 in gross proceeds.

•	On November 3, 2021, we issued an aggregate of 1,312,921 Common Shares to Halo Collective Inc. (“Halo”) at a per share price of $10.00.

•	On November 3, 2021, we issued a debenture in the principal amount of $6,559,294 to Halo in exchange for setting off all outstanding indebtedness owed by Bophelo to Halo.

•	On November 10, 2021, we issued 88,000 Common Shares, at a price of $25.00 per share, to Louisa Mojela, our former Executive Chairman, to settle Bophelo’s indebtedness to her in the aggregate amount of $2,200,000 under the Mojela Bridge Financing Facility.

•	On November 12, 2021, we sold an aggregate of 121,640 Common Shares at the initial closing of a private placement to accredited investors at a purchase price of $25.00 per share for gross proceeds of $5,316,000 and on January 17 and 26, 2022, we completed additional and final closings to accredited investors of 16,200 Common Shares at a purchase price of $25.00 per share, for approximately $405,000. Louisa Mojela, our former Executive Chairman, was one of the investors at the initial closing and purchased 10,000 Common Shares at the same purchase price. Other officers and directors of the Company were investors in the additional and final closings and purchased an aggregate of 6,400 Common Shares at the same purchase price.

•	On March 14, 2022, the Company issued 86,996 common shares to the Akanda Bokamoso Empowerment Trust. The share based payment to the Akanda Bokamoso Empowerment Trust is a social development initiative of the Company and its beneficiaries are the employees of subsidiaries within the group.

•	On March 15, 2022, the Company issued 164,574 common shares to Halo at a price of $40 each to settle the principal amount of $6,559,294 plus accrued interest $23,686 owing to Halo in terms of a convertible debenture agreement, which totaled $6,582,980 at the time of conversion. The conversion of the debt owing was triggered by the Company’ initial public offering under the terms of the convertible debenture agreement.

•	On April 29, 2022, we issued 190,000 Common Shares as consideration to The Flowr Corporation in connection with the Share Purchase Agreement, dated April 20, 2022, whereby our wholly owned subsidiary, Cannahealth, acquired all of the ordinary shares of Holigen Holdings Limited. The Common Shares were issued pursuant to Regulation S of the Securities Act.

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•	On July 29, 2022, we issued 112,456 restricted stock units to certain consultants and directors of the Company. The units were issued pursuant to our 2021 Equity Incentive Plan and vested immediately.

•	On August 11, 2022, we issued 20,620 restricted stock units to directors of the Company. The units were issued pursuant to our 2021 Equity Incentive Plan and vested three days following the release of Q2 2022 financials.

•	On August 18, 2022, we issued 67,567 restricted stock units to consultants of the Company. The units were issued pursuant to our 2021 Equity Incentive Plan and vested immediately.

•	On September 6, 2022, we issued 60,810 restricted stock units to a consultant of the Company. The units were issued pursuant to our 2021 Equity Incentive Plan and vested immediately.

•	On September 21, 2022, we issued 98,896 restricted stock units to directors, officers, and consultants of the Company. The units were issued pursuant to our 2021 Equity Incentive Plan and vested immediately.

•	On September 22, 2022, we issued 30,000 restricted stock units to an officer of the Company. The units were issued pursuant to our 2021 Equity Incentive Plan and vested immediately.

•	On October 26, 2022, we issued 60,000 restricted stock units to our former CEO, Tejinder Virk. The units were issued pursuant to our 2021 Equity Incentive Plan and vested immediately.

•	On November 1, 2022, we issued 22,000 restricted stock units to Dr. Akkar-Schenki in connection with her resignation as President of the Company. The units were issued pursuant to our 2021 Equity Incentive Plan and vested immediately.

•	On January 24, 2023, we issued 421,052 restricted stock units to consultants of the Company. The units were issued pursuant to our 2021 Equity Incentive Plan and vested immediately.

•	On May 2, 2023, we issued 637,254 restricted stock units to consultants of the Company. The units were issued pursuant to our 2021 Equity Incentive Plan and vested immediately.

•	On August 14, 2023, we issued 582,193 Common Shares to Halo in full satisfaction of the remaining outstanding balance of a promissory note payable to Halo.

•	On October 11, 2023, we issued 879,895 Common Shares to 1107385 B.C. Ltd. as the first option payment pursuant to the Amended and Restated Option to Purchase Agreement dated September 22, 2023. The agreement is in connection to our acquisition of the right to develop a Canadian farming property in British Columbia, including farming land and related operations and licenses.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering except that Boustead Securities, LLC served as the placement agent for the November 2021 private placement. Boustead Securities, LLC received commission under the private placement: (a) a commission equal to 7% of the gross proceeds and (b) a non-accountable expense allowance equal to 0.5% of the gross proceeds. The issuances of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, as transactions by an issuer not involving any public offering, or were issued in reliance upon Regulation S of the Securities Act, to an investor who is an “accredited investor,” as such term is defined in Rule 501(a) under the Securities Act, in an offshore transaction (as defined in Rule 902 under Regulation S of the Securities Act), based upon representations made by such investor.

Akanda completed its initial public offering of 400,000 Common Shares at a price of $40.00 per share to the public for a total of $16,000,000 of gross proceeds, prior to deducting underwriting discounts, commissions, and other offering expenses on March 17, 2022. The common shares began trading on The Nasdaq Capital Market on March 15, 2022, under the symbol “AKAN.”

On March 9, 2023, Akanda effected a 1-for-10 reverse stock split of its Common Shares (the “1:10 Reverse Split”). Following the 1:10 Reverse Split, Akanda consolidated its outstanding Common Shares from 48,847,904 Common Shares outstanding to 3,884,786 Common Shares outstanding.

Our Articles of Incorporation

Rights, Preferences and Restrictions Attaching to Our Common Shares

The Articles provide the following rights, privileges, restrictions and conditions attaching to our Common Shares:

•	to vote at meetings of shareholders, except meetings at which only holders of a specified class of shares other than the Common Shares are entitled to vote;

•	subject to the prior rights of the holders of the Preferred Shares, to share equally in the remaining property of our Company on liquidation, dissolution or winding-up of our Company; and

•	subject to the prior rights of the holders of the Preferred Shares, the Common Shares are entitled to receive dividends if, as, and when declared by the Board of Directors.

The holders of Common Shares are entitled to receive notice of and to attend all annual and special meetings of our shareholders and to one vote in respect of each Common Share held at the record date for each such meeting, except a meeting of holders of a particular class of shares other than Common Shares who are entitled to vote separately as a class at such meeting. Subject to the prior rights of the holders of the Preferred Shares, the holders of Common Shares are entitled, at the discretion of our Board of Directors, to receive out of any or all of our profits or surplus properly available for the payment of dividends, any dividend declared by our Board of Directors and payable by the Company on the Common Shares. The holders of the Common Shares will participate in any distribution of the assets of the Company upon liquidation, dissolution or winding-up or other distribution of the assets of the Company, subject to the prior rights of the holder of the Preferred Shares.

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Pre-emptive Rights

Our Common Shares do not contain any pre-emptive purchase rights to any of our securities.

Shareholder Meetings

The Business Corporations Act (Ontario) provides that: (i) a general meeting of shareholders shall be held at such place in or outside Ontario as the directors determine or, in the absence of such a determination, at the place where the registered office of our Company is located; (ii) directors must call an annual meeting of shareholders not later than 18 months after the date of incorporation and no later than 15 months after the last preceding annual meeting; (iii) for the purpose of determining shareholders entitled to receive notice of or vote at meetings of shareholders, the directors may fix in advance a date as the record date for that determination, provided that such date shall not precede by more than 60 days or by less than 30 days, the date on which the meeting is to be held; (iv) the holders of not less than 5% of the issued shares entitled to vote at a meeting may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition; and (v) upon the application of a director or shareholder entitled to vote at the meeting, the Superior Court of Justice may order a meeting to be called, held and conducted in a manner that the Court directs.

The Company’s Bylaws provide that a quorum is met when at least two persons holding or representing by proxy not less than 10% of the shares entitled to vote at the meeting of shareholders are present in person or represented by proxy.

The holders of our Common Shares are entitled to attend and vote at all meetings of the shareholders of the Company, except a meeting of holders of a particular class of shares other than the Common shares who are entitled to vote separately as a class at such meeting.

Fully Paid and Non-assessable

All outstanding Common Shares are duly authorized, validly issued, fully paid and non-assessable.

Resale Restrictions

Our Articles do not impose restrictions on the transfer of Common Shares by a shareholder.

Preferred Shares

The Preferred Shares may at any time and from time to time be issued in one or more series. The Board of Directors will, by resolution, from time to time, before the issue thereof, fix the designation, rights, privileges, restrictions and conditions attaching to the Preferred Shares of each series.

Limitations on Liability and Indemnification of Officers and Directors

In accordance with the Business Corporations Act (Ontario) and pursuant to the Bylaws of the Company, subject to certain conditions, the Company shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity. The Company shall not indemnify an individual unless the individual:

•	acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request; and

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•	in the case of a criminal or administration action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful.

An individual referred to above is entitled to an indemnity from the Company in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Company or other entity as described above, if the individual seeking an indemnity:

•	acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request;

•	in the case of a criminal or administration action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful; and

•	was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Shares is Endeavor Trust Corporation.

Listing

Our Common Shares are listed on The Nasdaq Capital Market under the symbol “AKAN”.

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 DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our common shares. The warrants may be issued independently or together with common shares offered by this prospectus and may be attached to or separate from those common shares.

While the terms we have summarized below will apply generally to any warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, and you should refer to the applicable prospectus supplement for the specific terms of any warrants that we offer.

We may issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the common shares purchasable upon exercise of, its warrants.

We may issue warrants in such numerous distinct series as we determine.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

We will set forth in the applicable prospectus supplement the terms of the warrants in respect of which this prospectus is being delivered, including, when applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, number, and terms of common shares purchasable upon exercise of the warrants;

•	the date, if any, on and after which the warrants and the related common shares will be separately transferable;

•	the price at which each common share purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	any information with respect to book-entry procedures;

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•	the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;

•	any other terms of the warrants, including terms, procedures, and limitations relating to the transferability;

•	exchange, and exercise of such warrants;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	the material U.S. federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights, or limitations of, or restrictions on, the warrants.

Unless specified in an applicable prospectus supplement, warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants are exercised, holders of the warrants will not have any rights of holders of the underlying common shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under the heading “Warrant Adjustments” below.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash common shares at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or a part of the exercise price for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date of the warrants, as set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will issue the underlying common shares subject to such exercise to the applicable warrantholder. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially and adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of common shares covered by, a warrant will be adjusted proportionately if we subdivide or combine our common shares. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•	issue capital stock or other securities convertible into or exchangeable for common shares, or any rights to subscribe for, purchase, or otherwise acquire common shares, as a dividend or distribution to holders of our common shares;

•	pay any cash to holders of our common shares other than a cash dividend paid out of our current or retained earnings;

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•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common shares; or

•	issue common shares or additional stock or other securities or property to holders of our common shares by way of spinoff, split-up, reclassification, combination of shares, or similar corporate rearrangement.

then the holders of warrants will be entitled to receive upon exercise of the warrants, in addition to the common shares otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common shares issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations, or changes of the common shares;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common shares; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common shares are entitled to receive stock, securities, or other property with respect to or in exchange for their common shares, the holders of the warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

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DESCRIPTION OF UNITS

General

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

Units

We may issue units consisting of common shares, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Shares” and “Description of Warrants” will apply to each unit and to any common shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

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TAXATION

The material Canadian and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities or incorporated by reference from our Annual Report on Form 20-F or other public filings we make with the SEC.

PLAN OF DISTRIBUTION

We may sell the securities offered hereby from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with applicable securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the prices of the securities to be higher than they would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

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EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

SEC registration fee		$738
Legal fees and expenses		*
Accounting fees and expenses		*
Printing, publishing and filing expenses		*
Blue Sky fees		*
Other miscellaneous fees and expenses		*
Total	$	*

* To be provided by a prospectus supplement or a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

We are being represented by Rimon, P.C., with respect to certain legal matters as to United States federal securities and state securities law. The validity of the Common Shares offered in this offering and certain legal matters as to Canadian law will be passed upon for us by Gowling WLG (Canada) LLP.

EXPERTS

BF Borgers CPA PC (“BF Borgers”), an independent registered public accounting firm, has audited our financial statements for the year ended December 31, 2021, and Green Growth CPAs (“Green Growth”), an independent registered public accounting firm, has audited our financial statements for the year ended December 31, 2022. We have included such financial statements in this prospectus in reliance on the reports of such firms given on their authority as experts in accounting and auditing. BF Borgers and Green Growth are independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB on auditor independence. BF Borgers’ headquarters are located at 5400 W Cedar Ave, Lakewood, CO 80226. Green Growth’s headquarters are located at 10250 Constellation Blvd., Los Angeles, CA 90067.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation organized under the laws of the Province of Ontario, Canada. Most of our directors and executive officers reside in the United Kingdom and Canada, and significantly all of our assets and the assets of such persons are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or us, or to enforce against them or us judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. There is doubt as to the enforceability in foreign jurisdictions, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely on the federal securities laws of the United States or the securities laws of any state of the United States.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information into this document prior to the completion of this offering. This means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is considered a part of this prospectus and you should read that information carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:

•	our Annual Report on Form 20-F for fiscal 2022, filed with the SEC on May 2, 2023;

•	our Current Report on Form 6-K filed with the SEC on December 29, 2023, that contains our unaudited condensed consolidated interim financial statements as of and for the six months ended June 30, 2023;

•	our Registration Statement on Form F-1 filed with the SEC on January 31, 2022, that contains a description of our Common Shares;

•	any Annual Report on Form 20-F filed with the SEC after the date of this prospectus; and

•	any other report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of this offering, but only to the extent that the report expressly states that we incorporate such report by reference into this prospectus.

We have not authorized anyone else to provide you with additional or different information to the information included in and incorporated by reference to this prospectus and any prospectus supplement. You should rely only on the information provided by and incorporated by reference to this prospectus and any prospectus supplement.

Upon written or oral request, we shall provide without charge to each person to whom a copy of this prospectus is delivered a copy of any or all of the documents that are incorporated by reference to this prospectus but not delivered with this prospectus. You may request a copy of these filings by contacting us at Akanda Corp., 1a, 1b Learoyd Road, New Romney TN28 8XU, United Kingdom; telephone (202) 498-7917.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC under the Exchange Act. The SEC maintains an Internet site that contains reports and other information that we file electronically with the SEC and which are available at the SEC’s website at http://www.sec.gov. In addition, we maintain an Internet website at www.akandacorp.com. Information contained on or accessible through our website is not incorporated into or made a part of this prospectus or the registration statement of which this prospectus forms a part.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

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Akanda Corp.

Common Shares

Warrants

Units

Prospectus

January 18, 2024

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

In accordance with the Business Corporations Act (Ontario) and pursuant to the bylaws of the Company (the “Bylaws”), subject to certain conditions, the Company shall, to the maximum extent permitted by law, indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity. We shall advance monies to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below or is not successful on the merits in their defense of the action or proceeding. Indemnification is prohibited unless the individual:

•	Acted honestly and in good faith with a view to our best interests;

•	In the case of a criminal or administration action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful; and

•	Was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

We also entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under Ontario law.

Item 9. Exhibits.

The exhibits to this registration statement are listed in the Index to Exhibits below.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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Provided, however, that: paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, United States on January 18, 2024.

Akanda Corp.

By:	/s/ Katie Field
Katie Field
Interim Chief Executive Officer and Director (Principal Executive Officer)
By:	/s/ Gucharn Deol
Gucharn Deol
Chief Financial Officer (Principal Financial and Accounting Officer)

 Each person whose signature appears below constitutes and appoints Katie Field and Gucharn Deol, and each of them severally, as his true and lawful attorney in fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Katie Field	Interim Chief Executive Officer and Director (Principal Executive Officer)
Katie Field		January 18, 2024

/s/ Gucharn Deol	Chief Financial Officer (Principal Financial and Accounting Officer)
Gucharn Deol		January 18, 2024

/s/ Harvinder Singh
Harvinder Singh	Director	January 18, 2024

/s/ Jatinder Dhaliwal
Jatinder Dhaliwal	Director	January 18, 2024
/s/ David Jenkins
David Jenkins	Director	January 18, 2024

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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Akanda Corp., has signed this registration statement in Los Angeles, California on January 18, 2024.

Authorized U.S. Representative

By:	/s/ Katie Field
Katie Field

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 EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

3.1	Articles of Incorporation of Akanda Corp., dated July 16, 2021 (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form F-1, filed by Akanda Corp. on February 14, 2022).

3.2	Articles of Amendment of Akanda Corp., dated August 30, 2021 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form F-1, filed by Akanda Corp. on February 14, 2022).

3.3	Articles of Amendment of Akanda Corp., dated March 8, 2023 (incorporated by reference to Exhibit 99.2 to the Current Report on Form 6-K, filed by Akanda Corp. on March 8, 2023).

3.4	Bylaws of Akanda Corp., dated July 16, 2021 (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form F-1, filed by Akanda Corp. on February 14, 2022).

4.1*	Form of Warrant Agreement.

4.2*	Form of Unit Agreement.

4.3#	Form of Halo Collective Inc. Promissory Note

4.4#	Form of Standard Promissory Note

5.1#	Opinion of Gowling WLG (Canada) LLP

23.1#	Consent of Gowling WLG (Canada) LLP (included in Exhibit 5.1)

23.2#	Consent of Rimon P.C.

23.3#	Consent of BF Borgers CPA PC, independent registered public accounting firm.

23.4#	Consent of Green Growth CPAs, independent registered public accounting firm.

24.1#	Power of Attorney (contained on the signature page to this registration statement)

FILING FEES#	Filing Fee Table

#        Filed herewith.

*        To be filed by amendment or as an exhibit to a document incorporated by reference herein in connection with an offering of the offered securities.

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